UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 14, 2005 (October 11, 2005)

Date of Report  (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On October 11, 2005, PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Intercontinental Real Estate Investment Fund III, LLC (“Purchaser”), an affiliate of Intercontinental Real Estate Corporation, to sell the Company’s corporate headquarters and research facility located in Waltham, Massachusetts (the “Facility”).  The Company intends to consolidate its operations and lease a portion of the Facility from Purchaser at the time of the closing of the transaction.

Under the terms of the Agreement, at closing, Purchaser will pay $51.25 million for the Facility.  The Company will use a portion of the proceeds from the sale to retire the outstanding mortgage on the Facility of approximately $31.6 million.  The Company will simultaneously lease approximately 65,000 square feet of office and laboratory space in the Facility for an initial term of five years at an initial annual rate of approximately $2.1 million, subject to an increase in years three through five of the initial term.  The Company will also have options to extend the lease for up to three additional five-year terms.

In connection with the transaction, Purchaser has deposited an aggregate of $2.0 million in escrow.  In the event Purchaser defaults in its obligation to complete the transaction, the $2.0 million deposit will be paid to the Company as liquidated damages which will constitute the Company’s exclusive remedy for such breach.  The closing of the transaction is subject to customary conditions for transactions of this nature.  The transaction is expected to be completed by the end of October 2005.

Item 2.02.      Results of Operations and Financial Condition.

On October 11, 2005, PRAECIS PHARMACEUTICALS INCORPORATED issued a press release announcing its expected cash position as of September 30, 2005 and announcing the execution of an Agreement to sell its Facility, which Agreement and the related transaction are described in more detail in Item 1.01 of this Current Report on Form 8-K.  This press release is being furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 99.1            Press Release issued by PRAECIS PHARMACEUTICALS INCORPORATED on October 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by PRAECIS PHARMACEUTICALS INCORPORATED on October 11, 2005.